EXHIBIT 31.3

CERTIFICATION

I, Richard J. Hawkins, certify that:

1.I have reviewed this Form 10-K/A (Amendment No. 1) of Lumos Pharma, Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 22, 2024

By:	/s/ Richard J. Hawkins
Richard J. Hawkins
Chief Executive Officer
(Principal Executive Officer)